UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

CERENOME, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6420 Levit Green Boulevard Suite 310 Houston, Texas		77021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (737) 255-7194

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CNSY	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ronald A. Andrews as Chief Business Officer

On November 10, 2026, Cerenome, Inc. (the “Company”) announced the appointment of Ronald A. Andrews as Chief Business Officer of the Company (“CBO”), effective November 9, 2026. Mr. Andrews, age 67, will be responsible for advancing enterprise growth strategy, strategic partnerships, corporate development, and business opportunities across the Company's diagnostics, therapeutics, and data analytics platforms.

Prior to his appointment as Chief Business Officer, Mr. Andrews was appointed to our board of directors in March 2026. Mr. Andrews is also currently serving as Founder, Managing Partner of The Bethesda Group, which is a strategic consulting firm focused on helping organizations in the molecular diagnostic/genomic market segments with strategy, commercial execution, C-suite mentorship and fractional C-suite support. From April 2023 to July 2024, Mr. Andrews served as President and CEO of Twin Strand Biosciences and from July 2016 to December 2022 as President and CEO of Oncocyte Inc. (NASDAQ: OCX). From July 2015 to July 2019 he worked as Founder and Senior Partner of The Bethesda Group and from September 2013 to February 2015 he was President, Genetic Sciences Division, at Thermo Fisher Scientific/ Life Technologies (NASDAQ:TMO). Mr. Andrews is an experienced leader in the diagnostics and molecular diagnostics industry with over 35 years leading various-sized organizations from divisions of large global entities to public CEO roles in successful start-up organizations. Since September 2023, Mr. Andrews has been on the board of directors at DxCover Inc., where he serves as Executive Chairman, on the board of directors of Agendia, Inc. since July 2023, on the board of directors of Precipio Inc. since March 2021, and on the board of directors of SimBioSys since October 2022. Mr. Andrews has also served on the boards of AliveDx Suisse SA (March 2023 to November 2025), ASCO CancerLinq, Board of Governors (June 2015 to December 2023), Oxford Immunotec (August 2015 to March 2021), Insight Genetics (June 2015 to May 2019), Orion Healthcare (September 2016 to July 2018) and the Advisory Board of Safeguard Scientific Inc. (September 2008 to January 2016). He currently serves on the Board of Trustees for Wofford College. Mr. Andrews graduated from Wofford College in 1981 with degrees in Biology and Chemistry.

On November 9, 2026, in connection with Mr. Andrews’ appointment as CBO for the Company, the Company entered into an Employment Agreement (the “Andrews Employment Agreement”) with Mr. Andrews, effective November 9, 2026. The Company and Mr. Andrews agreed to a 29-hour work week for Mr. Andrews during his tenure as CBO for the Company. Pursuant to the terms of the Andrews Employment Agreement, Mr. Andrews will receive an initial annual base salary of $344,955 and will be eligible to participate in the Company’s compensation plans. Dr. Andrews has been assigned an initial annual target bonus of 43% of his base salary. Further, Mr. Andrews was also granted an option to purchase up to 92,858 shares of the Company’s common stock, which will have an exercise price per share equal to the fair market value of the common stock on the date of grant and subject to Mr. Andrews’ continued service through each applicable vesting date, the option will vest in forty-eight (48) monthly installments as follows: (i) fifty percent (50%) of the shares subject to the option will vest in twelve (12) equal monthly installments during the first twelve (12) months, beginning on the one-month anniversary of the grant date; and (ii) the remaining fifty percent (50%) of the shares subject to the option will vest in thirty-six (36) equal monthly installments thereafter. As a member of the Company’s board of directors, Mr. Andrews entered into the Company’s standard form of indemnification agreement.

If Mr. Andrews’ employment is terminated by the Company without cause or if Mr. Andrews resigns for good reason (such an event, an “Involuntary Termination”), Mr. Andrews will receive, among other things, severance in an amount equal to the sum of (i) nine (9) multiplied by Mr. Andrews’ monthly base salary as in effect immediately prior to the Involuntary Termination, plus (ii) an amount equal to Mr. Andrews’ target bonus for the year in which the Involuntary Termination occurs, plus (iii) to the extent such Involuntary Termination occurs prior to the payment of Mr. Andrews’ annual bonus for the calendar year preceding the date of such Involuntary Termination, the amount of his annual bonus for such completed calendar year. In addition, the vesting of any of Mr. Andrews’ unvested awards of stock options will automatically accelerate on the date of the Involuntary Termination as to the number that would vest over the seven (7) month period following the date of the Involuntary Termination.

This summary of the Andrews Employment Agreement is qualified in its entirety by reference to the full text of the Andrews Employment Agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

There are no arrangements or understandings between Mr. Andrews and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Andrews and any of the Company’s directors or executive officers. Mr. Andrews has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Eric Daniels, M.D., as Chief Operating Officer

On November 6, 2026, the Company’s board of directors promoted Eric Daniels, M.D., as its Chief Operating Officer. Dr. Daniels was immediately appointed Chief Operating Officer and he will continue to hold his position as Chief Development Officer of the Company.

Dr. Daniels has served as the Company’s Chief Development Officer since April 2026. Dr. Daniels' biography is disclosed in the Company's Current Report on Form 8-K filed with the SEC on April 9, 2026.

No changes have been made to date to Dr. Daniels’ employment agreement or compensation. There are no arrangements or understandings between Dr. Daniels and any other person pursuant to which he was selected as an officer, and there are no family relationships between Dr. Daniels and any of the Company’s directors or executive officers. Dr. Daniels has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On November 10, 2026, the Company issued a press release announcing the appointment of Mr. Andrews as the Company’s Chief Business Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01, including Exhibit 99.1, is being furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, pursuant to Item 8.01 of Form 8-K and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Andrews Employment Agreement, effective November 9, 2026
99.1	Press Release Announcing CBO Appointment, dated November 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERENOME, INC.

Date: November 10, 2026	By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D.
President and Chief Executive Officer